            EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

by and among

INFOTEC BUSINESS SYSTEMS, INC.

as Acquiror

AND

GALAXY NETWORKS INC.

as Acquiree

and

the Stockholders of

GALAXY NETWORKS INC.

November 11, 2004

AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into this 11th day of November 2004 by and among INFOTEC BUSINESS SYSTEMS, INC., a Nevada corporation (hereinafter referred to as “Infotec” or the “Purchaser”), GALAXY NETWORKS INC., a British Columbia corporation (hereinafter referred to as the “Company”) and the STOCKHOLDERS of GALAXY NETWORKS INC. (hereinafter referred to as the “Stockholders”).

RECITALS:

A.

The Stockholders own 100% of the issued and outstanding shares of the capital stock of the Company as set forth on Exhibit A hereto.

B.

Purchaser is willing to acquire all of the issued and outstanding capital stock of the Company, making the Company a 100% owned subsidiary, and the Stockholders desire to exchange all of their shares of the Company's capital stock for shares of Infotec Common Stock as  hereinafter provided.

C.

It is the intention of the parties hereto that:  (i) Purchaser shall acquire 100% of the issued and outstanding capital stock of the Company in exchange solely for  shares of Infotec’s Common Stock,  set forth below, representing approximately 52% of the outstanding capital stock of Infotec on an undiluted basis following completion of the acquisition contemplated by this Agreement (the "Exchange"); (iii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, (the "Act") and under the applicable securities laws of the state or jurisdiction where the Stockholders reside.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

Section 1.  Exchange of Shares.

1.1

Exchange of Shares.  Purchaser and the Stockholders hereby agree that the Stockholders shall, on the Closing Date (as hereinafter defined), exchange all of their issued and outstanding shares of the capital stock of the Company (the "Galaxy Shares") for 20,000,000 shares of Infotec’s Common Stock, $0.001 par value (the "Infotec Shares") set forth in Exhibit A hereto, representing approximately 52% of the outstanding capital stock of Infotec on an undiluted basis following the acquisition contemplated by this Agreement.  The number of shares of capital stock owned by the Stockholders and the number of Infotec Shares which the Stockholders will be entitled to receive in the Exchange is set forth in Exhibit A hereto.

1.2

Delivery of Galaxy Shares and Contribution to Capital.  On the Closing Date, the Stockholders will deliver to Purchaser the certificates representing the Galaxy Shares, duly endorsed (or with executed stock powers) so as to make Purchaser the sole owner thereof.  Infotec shall deliver to the Stockholders the Infotec Shares to be delivered to the Stockholders.

1.3

Investment Intent.  The Infotec Shares have not been registered under the Securities Act of 1933, as Amended, and may not be resold unless the Infotec Shares are registered under the Act or an exemption from such registration is available.  The Stockholders represent and warrant that they are acquiring the Infotec Shares for their own account, for investment, and not with a view to the sale or distribution of such Shares.  Each certificate representing the Infotec Shares will have a legend thereon incorporating language as follows:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act").  The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act."

Section 2.  Representations and Warranties of the Company and the Stockholders.

The Company and the Stockholders, (except for Section 2.2 hereof, to the extent and subject to such Stockholders’ knowledge or office or employment or both) hereby represent and warrant as follows:

2.1

Organization and Good Standing; Ownership of Shares.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  The Company is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary.  The Company does not have any subsidiaries except as reflected on Schedule 2.1 hereto.  There are no outstanding subscriptions, rights, options, warrants or other agreements obligating either the Company or the Stockholders to issue, sell or transfer any stock or other securities of the Company except as referred to on Exhibit 2.1.

2.2

Ownership of Capital Stock.  Each of the Stockholders represents that he, she or it is the owner of record and beneficially of all of the shares of capital stock of the Company reflected on Exhibit A hereto, all of which shares are free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

2.3

Financial Statements, Books and Records.  There has been previously delivered to Purchaser the unaudited balance sheet of the Company as of September 30, 2004 (the “Galaxy Balance Sheet”) and the related statements of operations for the period then ended (the “Financial Statements”).  The financial statements are true and accurate and fairly represent the financial position of the Company as at such dates and the results of its operations for the periods then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied.

2.4

No Material Adverse Changes.  Since the date of the Balance Sheet there has not been:

(i)

any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of the Company;

(ii)

any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of the Company, whether or not covered by insurance;

(iii)

any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of the Company's capital stock;

(iv)

any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by the Company of any properties or assets; or

(v)

adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

2.5

Taxes.  The Company has prepared and filed all appropriate federal, provincial and local tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

2.6

Compliance with Laws.  The Company has complied with all federal, provincial and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of the Company.

2.7

No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i)

violate any provision of the Articles of Incorporation of the Company;

(ii)

violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which it or any of its assets or properties may be bound or subject;

(iii)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Company, or upon the properties or business of the Company; or

(iv)

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of the Company.

2.8

Actions and Proceedings.  There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Company.  Except as is set out in Schedule 2.8 hereto, there is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving the Company or any of its properties or assets.  There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

2.9

Brokers or Finders.  No broker's or finder's fee will be payable by the Company in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by the Company or the Stockholders, except as set out in Schedule 2.9 hereto.

2.10

Real Estate.  The Company neither owns real property nor is a party to any leasehold agreement, except as disclosed on Schedule 2.10 hereof.

2.11

Tangible Assets.  The Company has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by the Company, any related capitalized items or other tangible property material to the business of the Company (the "Tangible Assets").  The Company holds all rights, title and interest in all the Tangible Assets owned by it on the Galaxy Balance Sheet or acquired by it after the date of the Galaxy Balance Sheet, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.  All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of the Company and conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

2.12

Liabilities.  The Company does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Galaxy Balance Sheet.  As of the Closing Date, the Company will not have any Liabilities, other than Liabilities fully and adequately reflected on the Galaxy Balance Sheet, except for Liabilities incurred in the ordinary course of business.

2.13

Operations of the Company.  Except as set forth on Schedule 2.13, from the date of the Galaxy Balance Sheet and though the Closing Date hereof, the Company has not and will hot have:

(i)

incurred any indebtedness for borrowed money;

(ii)

declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

(iii)

made any loan or advance to any stockholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(iv)

except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

(v)

disposed of any assets of the Company except in the ordinary course of business;

(vi)

materially increased the annual rate of compensation of any executive employee of the Company;

(vii)

increased, terminated, amended or otherwise modified any plan for the benefit of employees of the Company;

(viii)

issued any equity securities or rights to acquire such equity securities; or

(ix)

except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

2.14

Capitalization.  The authorized capital stock of the Company consists of the type and amount of shares as is set out in Schedule 2.14 hereof, which also sets out the number of each class presently issued and outstanding.  Except as disclosed on Schedule 2.14 hereof, neither the Company nor the Stockholders have granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of the Company.

2.15

Full Disclosure.  No representation or warranty by the Company or the Stockholders in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Infotec pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of the Company.

2.16

Representations and Warranties on Closing Date.  The representations and warranties contained in this Section 2 shall be true and complete on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

2.17

Intangible Assets and Intellectual Property.  The Company has full title and interest in all intellectual property, goodwill or other intangible assets incorporated or used in, or material to the business of the Company (the "IP").  The Company holds all rights, title and interest in all the IP owned by it on the date of the Galaxy Balance Sheet or acquired by it thereafter, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances, liabilities or contractual interests.  The IP is usable in the ordinary course of business of the Company and except as set out in Schedule 2.17 hereto, there is no known impediment or restriction to it being registered or protected in conformance with applicable laws, ordinances and governmental orders, rules and regulations relating to their registration or protection.  Except as set forth in Schedule 2.17 hereto, no royalties or fees are payable by the Company to any person by reason of the Company’s use of the IP.

Section 3.  Representations and Warranties of Infotec

Infotec hereby represents and warrants to the Company and the Stockholders as follows:

3.1

Organization and Good Standing.  Infotec is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted.  Infotec does not have any subsidiaries except as listed on Schedule 3.1 hereof.

3.2

The Infotec Shares.  The Infotec Shares to be issued to the Stockholders have been or will have been duly authorized by all necessary corporate and stockholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non- assessable.

3.3

Financial Statements; Books and Records.  There has been previously delivered to the Company the unaudited balance sheet of Infotec as at July 31, 2004  (the “Infotec Balance Sheet”) and the related statements of operations for the period then ended (the "Financial Statements"). The Financial Statements are true and accurate and fairly represent the financial position of the Company as at such dates and the results of its operations for the periods then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied.

3.4

No Material Adverse Changes.  Since the date of the Infotec Balance Sheet and except as otherwise disclosed in Schedule 3.4 or in Infotec reports or filings made under the Securities Exchange Act of 1934, there has not been:

(i)

any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of Infotec;

(ii)

any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Infotec, whether or not covered by insurance;

(iii)

any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Infotec’s capital stock;

(iv)

any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by Infotec of any properties or assets; or

(v)

adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

3.5

Taxes.  Infotec has prepared and filed all appropriate federal, state, provincial and local tax returns of every kind and category (including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and property taxes) for all periods prior to and through the date hereof for which any such returns have been required to be filed by it or the failure to make such filings and resulting liability would not be material relative to the results of operations of Infotec.  Infotec has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

3.6

Compliance with Laws.  Infotec has complied with all federal, state, provincial and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to their businesses, including Federal and State securities laws, which, if not complied with, would materially and adversely affect the business of Infotec or the trading market for the shares of Infotec Common Stock.

3.7

No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i)

violate any provision of the Articles of Incorporation or By-Laws of Infotec ;

(ii)

violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Infotec is a party or by or to which it or any of its assets or properties may be bound or subject;

(iii)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Infotec or upon the properties or business of Infotec; or

(iv)

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of Infotec.

3.8

Actions and Proceedings.  There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Infotec.  There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving Infotec or any of its properties or assets.  Except as set forth on Schedule 3.8, there is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

3.9

Brokers or Finders.  No broker’s or finder’s fee will be payable by Infotec in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Infotec, except as set out in Schedule 3.9 hereto.

3.10

Liabilities.  Infotec does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Infotec Balance Sheet.  As of the Closing Date, Infotec will not have any Liabilities, other than Liabilities fully and adequately reflected on the Infotec Balance Sheet, except for Liabilities incurred in the ordinary course of business.

3.11

Operations of Infotec.  Except as set forth on Schedule 3.11 or in Infotec reports or filings made under the Securities Exchange Act of 1934, since the date of the Infotec Balance Sheet and through the Closing Date hereof, Infotec has not and will not have:

(i)

incurred any indebtedness for borrowed money;

(ii)

declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

(iii)

made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(iv)

except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

(v)

disposed of any assets of Infotec except in the ordinary course of business; or

(vi)

materially increased the annual level of compensation of any executive employee of Infotec;

(vii)

increased, terminated amended or otherwise modified any plan for the benefit of employees of Infotec ;

(viii)

issued any equity securities or rights to acquire such equity securities; or

(ix)

except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

3.12

Authority to Execute and Perform Agreements.  Infotec has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder.  This Agreement has been duly executed and delivered and is the valid and binding obligation of Infotec, enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by Infotec of this Agreement, in accordance with its respective terms and conditions will not:

(i)

require the approval or consent of any governmental or regulatory body, the Stockholders of Infotec, or the approval or consent of any other person;

(ii)

conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to Infotec, or any instrument, contract or other agreement to which Infotec is a party or by or to which Infotec is bound or subject; or

(iii)

result in the creation of any lien or other encumbrance on the assets or properties of Infotec.

3.13

Delivery of Periodic Reports; Compliance with 1934 Act.  Infotec has provided the Company and the Stockholders with all of its Periodic Reports filed with the Securities and Exchange Commission since January 1, 2003.  Infotec has filed all required Periodic Reports and is in compliance with its reporting obligations under the Securities Exchange Act of 1934.  All reports filed pursuant to such Act are complete and accurate in all material respects. All material contracts relative to Infotec are included in the Periodic Reports.  All material contracts and commitments for the provision or receipt of services or involving any obligation on the part of Infotec are included as exhibits to such periodic reports or are listed on Schedule 3.13 hereto.

3.14

Capitalization.  The authorized capital stock of Infotec consists of 300,000,000 shares of common stock, $0.001 par value, of which 18,350,000 shares are presently issued and outstanding and 150,000,000 shares of preferred stock, $0.001 par value, of which no shares are presently issued and outstanding.  Except as indicated in Schedule 3.14 hereto or disclosed in its Periodic Reports, Infotec has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of Infotec.

3.15

Full Disclosure.  No representation or warranty by Infotec in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to the Company or the Stockholders pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of Infotec.

3.16

Representations and Warranties on Closing Date.  The representations and warranties contained in this Section 3 shall be true and complete on the Closing Date with the same force and effect as through such representations and warranties had been made on and as of the Closing Date.

Section 4.  Covenants of Company and Stockholders

The Company and the Stockholders covenant to Purchaser as follows:

4.1

Conduct of Business.  From the date hereof through the Closing Date, the Stockholders and the Company shall cause the Company to conduct its business in the ordinary course and, without the prior written consent of Infotec, shall ensure that the Company does not undertake any of the actions specified in Section 2.13 hereof.

4.2

Preservation of Business.  From the date hereof through the Closing Date, the Stockholders and the Company shall cause the Company to use its best efforts to preserve its business organization intact, keep available the services of its present employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

4.3

Litigation.  The Company shall promptly notify Infotec of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against the Company or against any officer, director, employee, consultant, agent, stockholder or other representative with respect to the affairs of the Company.

4.4

Continued Effectiveness of Representations and Warranties.  From the date hereof through the Closing Date, the Stockholders and the Company shall cause the Company to conduct its business in such a manner so that the representations and warranties contained in Section 2 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date, and shall:

(i)

promptly give notice to the Company or any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

(ii)

supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

Section 5.  Covenants of Infotec

Infotec covenants to the Company and the Stockholders as follows:

5.1

Conduct of Business.  From the date hereof through the Closing Date, Infotec shall conduct shall conduct their business in the ordinary course and, without the prior written consent of the Company, shall ensure that Infotec does not undertake any of the actions specified in Section 3.10 hereof.

5.2

Preservation of Business.  From the date hereof through the Closing Date, Infotec shall preserve their business organization intact and use its best efforts to preserve Infotec goodwill.

5.3

Litigation.  Infotec shall promptly notify the Company of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against Infotec or against any officer, director, employee, consultant, agent, or stockholder with respect to the affairs of Infotec.

5.4

Continued Effectiveness of Representations and Warranties.  From the date hereof through the Closing Date, Infotec shall conduct their business in such a manner so that the representations and warranties contained in Section 3 and Section 4 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date, and shall:

(i)

promptly give notice to the Company of any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

(ii)

supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

5.5

No Other Negotiations.  From the date hereof until the earlier of the termination of this Agreement or consummation of this Agreement, Infotec will not permit and will not authorize any officer or director of Infotec or any other person on its behalf to, directly or indirectly, solicit, encourage, negotiate or accept any offer from any party concerning the possible disposition of all or any substantial portion of the capital stock by merger, sale or any other means or any other transaction that would involve a change in control of Infotec, or any transaction in which Infotec contemplates issuing equity or debt securities.

5.6

Board of Directors.  Simultaneously with the Closing, Carol Shaw and Barry Foreman shall be elected as directors of Infotec, and Robert Danvers shall resign as an officer and director.

Section 6.  Covenants

6.1

Corporate Examination and Investigations.  Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require.  No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

6.2

Expenses.  Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

6.3

Further Assurances.  The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

6.4

Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

(i)

at the time of disclosure was public knowledge;

(ii)

after the time of disclosure becomes public knowledge (except due to the unauthorized action of the receiving party); or

(iii)

the receiving party lawfully had within its possession at the time of disclosure.

Section 7.  Conditions Precedent to the Obligation of Infotec to Close

The obligation of Infotec to enter into and complete the Closing is subject, at the option of Infotec, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Infotec in writing.

7.1

Representations and Covenants.  The representations and warranties of the Company and the Stockholders contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.  The Company and the Stockholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company and the Stockholders on or prior to the Closing Date.  The Company and the Stockholders shall have delivered to Infotec, if requested, a certificate, dated the Closing Date, to the foregoing effect.

7.2

Governmental Permits and Approvals; Corporate Resolutions.  Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained.  The Board of Directors of the Company shall have approved the transactions contemplated by this Agreement and the Company shall have delivered to Infotec, if requested by Infotec, resolutions by its Board of Directors, certified by the Secretary of the Company, authorizing the transactions contemplated by this Agreement.

7.3

Third Party Consents.  All consents, permits and approvals from parties to any contracts, loan agreements or other agreements with the Company which may be required in connection with the performance by the Company of its obligations under such contracts or other agreements after the Closing shall have been obtained.

7.4

Satisfactory Business Review.  Infotec shall have satisfied itself, after review of the information provided hereby or in connection herewith, or following any discussions with management or representatives of the Company and the Stockholders that none of the information revealed thereby has resulted in or in the reasonable opinion of Infotec may result in a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of the Company.

7.5

Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the reasonable opinion of Infotec, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company.

7.6

Certificate of Good Standing.  Infotec shall have received a certificate of good standing dated at or about the Closing Date to the effect that the Company is in good standing under the laws of its jurisdictions of incorporation.

7.7

Stock Certificates:  At the Closing, the Stockholders shall have delivered the certificates representing the Galaxy Shares, duly endorsed (or with executed stock powers) so as to make Infotec the sole owner thereof.

7.8

Other Documents.  The Company and the Stockholders shall have delivered such other documents, instruments and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

Section 8.  Conditions Precedent to the Obligation of the Company and Stockholders to Close

The obligation of the Company and the Stockholders to enter into and complete the Closing is subject, at the option of the Company and the Stockholders, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by the Company.

8.1

Representations and Covenants.  The representations and warranties of Purchaser contained in this Agreement shall be true in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date.  Purchaser shall have performed and complied with all covenants and agreements required by the Agreement to be performed or complied with by Purchaser on or prior to the Closing Date.  Purchaser shall have delivered to the Company and the Stockholders, if requested, a certificate, dated the Closing Date and signed by executive officers of Purchaser, to the foregoing effect.

8.2

Governmental Permits and Approvals; Corporate Resolutions.  Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained.  The Board of Directors of Infotec and Acquisition Sub shall have approved the transactions contemplated by this Agreement, and Purchaser shall have delivered to the Company and the Stockholders, if requested, resolutions by their Board of Directors certified by the Secretary of Purchaser authorizing the transactions contemplated by this Agreement.

8.3

Third Party Consents.  All consents, permits and approvals from parties to any contracts, loan agreements or other agreements with Infotec which may be required in connection with the performance by Purchaser of their obligations under such contracts or other agreements after the Closing shall have been obtained.

8.4

Satisfactory Business Review.  The Company and the Stockholders shall have satisfied themselves, after review of the information provided hereby or in connection herewith, or following any discussions with management or representatives of Infotec that none of the information revealed thereby has resulted in or in the reasonable opinion of the Company may result in a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of Infotec.

8.5

Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may in the reasonable opinion of the Company, have a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Infotec.

8.6

Stock Certificates.  At the Closing, the Stockholders shall receive certificates representing the Infotec Shares to be received pursuant hereto and subject to the conditions previously described.

8.7

Other Documents.  Purchaser shall have delivered such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

Section 9.  Survival of Representations and Warranties of Infotec

Notwithstanding any right of the Company and the Stockholders fully to investigate the affairs of Purchaser, the former shall have the right to rely fully upon the representations, warranties, covenants and agreements of Purchaser contained in this Agreement or in any document delivered by Purchaser or any of its representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

Section 10.  Survival of Representations and Warranties of the Company and the Stockholders

Notwithstanding any right of Infotec fully to investigate the affairs of the Company, Infotec has the right to rely fully upon the representations, warranties, covenants and agreements of the Company and the Stockholders contained in this Agreement or in any document delivered to Infotec by the latter or any of their representatives in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

Section 11.  Indemnification

11.1

Obligation of Purchaser to Indemnify.  Subject to the limitations on the survival of representations and warranties contained in Section 9, Purchaser hereby agrees to indemnify, defend and hold harmless the Company and the Stockholders from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

11.2

Obligation of the Company and the Stockholders to Indemnify.  Subject to the limitations on the survival of representations and warranties contained in Section 10, the Company and the Stockholders agree to indemnify, defend and hold harmless Infotec from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement which they have made and which are contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

Section 12.  The Closing

The Closing shall take place on or prior to November 11, 2004.  At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby.

Section 13.  Miscellaneous

13.1

Waivers.  The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

13.2

Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

13.3

Assignment.  This Agreement is not assignable except by operation of law.

13.4

Notices.  Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

The Company or

Edward Clunn

Stockholders:

GALAXY NETWORKS INC.

#343 - 13988 Cambie Rd.

Richmond, British Columbia   V6V 2K4

CANADA

Infotec

Robert Danvers

INFOTEC BUSINESS SYSTEMS, INC.

1400 - 400 Burrard St.

Vancouver, British Columbia   V6C 3G2

CANADA

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address, which shall have been furnished in writing to the addressor.

13.5

Governing Law.  This Agreement shall be construed, and the legal relations by the parties determined, in accordance with the laws of the Province of British Columbia, Canada, thereby precluding any choice of law rules which may direct the applicable of the laws of any other jurisdiction.

13.6

Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by any party hereto at any time from the signing hereof without advance approval in writing from Infotec and the Company, of the form and substance thereof except as required to stay in compliance with the Infotec reporting obligations under the Securities Exchange Act of 1934.

13.7

Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the Galaxy Shares and the Infotec Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

13.8

Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

13.9

Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

13.10

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Infotec Business Systems, Inc.

By: /s/Robert Danvers_______________

Name: Robert Danvers_______________

Its: President_______________________

 Galaxy NETWORKS Inc.

By: /s/Edward Clunn______________

Name: Edward Clunn_______________

Its: Secretary_____________________

Stockholders:

WITNESS:

By: /s/Tracer Lee________________

/s/Jianping Shen________________

Jianping Shen

Name: ___________________________

Address: _________________________

Address: _________________________

WITNESS:

By: /s/Carmen Cheung_____________

/s/Stephen Liu__________________

Spartan Micro Inc.

Name: ___________________________

Address: _________________________

Address: _________________________

WITNESS:

By: /s/Barry Foreman_____________

/s/Edward Clunn_________________

Edward Clunn

Name: ___________________________

Address: _________________________

Address: _________________________

Exhibit A

EXCHANGE WITH GALAXY NETWORKS INC.

                                                                                             Infotec

                                                        Shares of                       Shares to

Name of                                      the company to                 be received

Shareholders                                 be exchanged                    at Closing

Jianping Shen

40

   750,000

Spartan Micro Inc.

   (Stephen Liu)

30

   500,000

Edward Clunn

30

 12,750,000

Carol Shaw

-

 3,000,000

Barry Foreman

     -

  3,000,000

   100

20,000,000

Schedule 2.10

REAL ESTATE OF GALAXY NETWORKS INC.

      Galaxy Networks  Inc., leases its office premises of 800 square feet at suite 343 - 13988 Cambie Rd., Richmond, British Columbia on a month to month basis since September. 2003

Schedule 2.13

BORROWINGS OF GALAXY NETWORKS INC.

Since the date of the Galaxy Balance Sheet, the Company has incurred indebtedness or borrowed monies as follows:

Name of Lender

    Amount

Type and Term

_______

Totals

$00,000

Schedule 2.14

CAPITALIZATION OF GALAXY NETWORKS INC.

Authorized Capital Of Galaxy Networks Inc.

Class

  Number

Class A Voting Common Shares without par value

1,000,000

Class B Non-Voting Common Shares without par value

1,000,000

Class C Non-Voting Common Shares without par value

1,000,000

Issued Capital Of Galaxy Networks Inc.

Class

Class A Common shares without par value

100

Schedule 2.8

ACTIONS AND PROCEEDINGS OF GALAXY NETWORKS INC.

Schedule 2.9

FEES OF GALAXY NETWORKS INC.

Infotec

Common Shares

   to be Issued

250,000

250,000

_______

Totals

 500,000

Schedule 3.1

SUBSIDIARIES OF INFOTEC BUSINESS SYSTEMS, INC.

Jurisdiction of

Subsidiary

Incorporation

% Ownership

Infotec Business Strategies, Inc.

British Columbia, Canada

100.0%

Eventec Inc.

Nevada, U.S.A.

100.0%

Schedule 3.4 & 3.11

MATERIAL CHANGES & OPERATIONS OF INFOTEC

On November 9, 2004, Infotec Business Systems, Inc. (“Infotec”), Cackleberries Entertainment, Inc., a British Columbia corporation (“Cackleberries”) and Ralph Scobie, Eronne Ward, Dave Anderson and Ken Rolston, the Former Stockholders of Cackleberries (“Former Stockholders”), mutually executed a Share Exchange Termination Agreement (the “Agreement”) which terminated and voided the Stock Purchase Agreement between the parties dated September 29, 2004.

Under the terms of the Agreement, Infotec, Cackleberries and the Former Stockholders agreed to terminate and void an agreement dated September 29, 2004 related to Infotec’s acquisition of 99% of the issued shares of Cackleberries in consideration for the issuance of 23,760,000 Infotec common shares to the Former Stockholders.  Infotec has agreed to return 198,000 common shares of Cackleberries to the Former Stockholders and the Former Stockholders have agreed to return for cancellation of 23,760,000 common shares of Infotec.  Additionally, Ralph Scobie and Eronne Ward, appointees to the board of directors consequent to the Share Purchase Agreement of September 29, 2004, have resigned their positions as officers and directors of the company.  Other related transactions, including the issuance of 1,650,000 common shares of Infotec for a related finders fee and the issuance of 2,000,000 common shares of Infotec to settle certain debts of Cackleberries have also been cancelled.